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Exhibit 11 - Computations of Basic Earnings Per Common                  Three Months Ended
    Share for Statement of Operations:                                      March 31,
--------------------------------------------------        -----------------------------------------------
                                                                2000                         1999
                                                          -----------------            ------------------

Net income                                                         $40,721                      $ 37,340
                                                          =================            ==================

Weighted average common shares outstanding                      79,979,635                    83,613,296
                                                          =================            ==================

Basic earnings per common share                                      $ .51                         $ .45
                                                          =================            ==================

Computation of Diluted Earnings Per Common
    Share for Statements of Operations:
--------------------------------------------------

Net income                                                         $40,721                      $ 37,340
                                                          =================            ==================

Weighted average number of common shares
   outstanding adjusted for effect of
     dilutive securities:
        Weighted average common shares
            outstanding used in basic earnings
            per common share calculation                        79,979,635                    83,613,296
        Net dilutive effect of:
            Stock option plans                                      71,568                       198,303
            Restricted stock plans                                 439,836                       284,400
                                                          -----------------            ------------------
                                                                80,491,039                    84,095,999
                                                          =================            ==================

Diluted earnings per common share                                    $ .51                         $ .44
                                                          =================            ==================
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